EXHIBIT 5.1
October 23, 2008
Board of Directors
Kennametal Inc.
1600 Technology Way
P.O. Box 231
Latrobe, PA 15650
Gentlemen:
     We have acted as counsel to Kennametal Inc., a Pennsylvania corporation (the “Corporation”), in connection with the proposed issuance by the Corporation of up to 200,000 shares (the “Shares”) of the Corporation’s capital stock $1.25 par value per share (the “Capital Stock”), pursuant to the terms of the Kennametal Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”).
     In connection with such proposed issuance, we have examined the Plan, the Amended and Restated Articles of Incorporation of the Corporation, as amended, the By-Laws of the Corporation, as amended, the relevant corporate proceedings of the Corporation, the registration statement on Form S-3 covering the issuance of the Shares (the “Registration Statement”), and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.
     Based on the foregoing, we are of the opinion that when the Shares have been issued and sold and the consideration is received therefore by the Corporation pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.
     It is understood that this opinion is to be used only in connection with the sale of the Shares while the Registration Statement is in effect.

Very Truly Yours, BUCHANAN INGERSOLL & ROONEY PC
By:	/s/ Ronald Basso
Ronald Basso